UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

Peloton Interactive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 671-9198

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Transition

On June 6, 2022, the Board of Directors (the “Board”) of Peloton Interactive, Inc. (the “Company”) appointed Elizabeth Coddington as the Chief Financial Officer of the Company, to succeed Jill Woodworth who will be stepping down from such role, in each case as of June 13, 2022 (the “CFO Commencement Date”). Additionally, Ms. Coddington has been designated as the Company’s principal financial officer, effective as of the CFO Commencement Date.

Ms. Coddington, 45, brings more than 20 years of experience in financial planning and analysis and operational finance and has a proven track record of driving growth and building high-performance finance teams. Ms. Coddington most recently served as Vice President of Finance for Amazon Web Services (“AWS”) at Amazon.com, Inc. (“Amazon”) from January 2021 to June 2022 and in finance roles of increasing responsibility at AWS since joining Amazon in March 2016. Prior to joining Amazon, Ms. Coddington served as Chief Financial Officer of Adara, Inc.; Vice President, Finance, and Chief Financial Officer at Walmart.com at Walmart Inc.; and Vice President, Financial Planning and Analysis at Netflix, Inc. Ms. Coddington holds a Bachelor of Science in Chemical Engineering from the Massachusetts Institute of Technology and a Master of Business Administration from the University of North Carolina at Chapel Hill.

The Company and Ms. Coddington have entered into an employment offer letter, dated June 6, 2022, in connection with Ms. Coddington’s appointment as Chief Financial Officer (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Coddington is eligible for the following compensation: (i) an annual base salary of $1,000,000; (ii) an equity award of the Company’s Class A Common Stock (the “Class A Common Stock”) valued at $9,000,000 on the date of grant, which Ms. Coddington has elected pursuant to the Company’s Equity Choice Program to receive in the form of both an option to purchase shares of Class A Common Stock (the “Option Award”) and restricted stock units covering shares of Class A Common Stock (the “RSU Award” and together with the Option Award, the “Equity Awards”), with each such Equity Award valued at $4,500,000; (iii) up to $150,000 reimbursement in connection with relocation expenses; and (iv) up to $1,000 reimbursement of reasonable legal costs in connection with negotiating the Offer Letter and related agreements. The Company does not expect to grant Ms. Coddington an additional compensatory equity award in respect of her first year of service as the Equity Awards are being made in lieu of the two bi-annual equity “refresh” grants typically available to the Company’s officers. The Equity Awards will have a grant date of the CFO Commencement Date and will vest and, as applicable, become exercisable, with respect to 25% of the shares of Class A Common Stock underlying the applicable Equity Award on June 13, 2023, and as to 1/16th of the shares of Class A Common Stock underlying the applicable Equity Award on quarterly anniversaries thereafter, subject to Ms. Coddington providing continued services to the Company through the applicable vesting date. The Option Award will have an exercise price per share equal to the closing price of the Class A Common Stock on the CFO Commencement Date.

Under the Offer Letter, Ms. Coddington also is eligible to participate in the Company’s Severance and Change in Control Plan (the “Severance Plan”) as a Tier 1 Participant; provided that the “Change in Control Period” for purposes of Ms. Coddington’s eligibility for enhanced severance pursuant to the Severance Plan shall include the 120-day period immediately prior to a Change in Control (as defined in the Severance Plan), in addition to the 12-month period following a Change in Control. The Severance Plan was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-233482), as filed with the Securities and Exchange Commission on September 10, 2019, and is incorporated by reference herein.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

In connection with her appointment, Ms. Coddington will enter into the Company’s standard form of indemnification agreement for directors and officers.

Transition Agreement

In connection with Ms. Woodworth’s employment separation, effective as of the CFO Commencement Date, the Company entered into a transition and consulting agreement (the “Transition Agreement”) with Ms. Woodworth on June 6, 2022. Pursuant to the Transition Agreement, Ms. Woodworth will provide certain consulting services to the Company through September 13, 2022, supporting the company in preparation to report its fiscal year 2022 financial results, among other functions. During such time she will continue to receive her base salary and be eligible to vest in her outstanding Company equity awards, subject to her continued compliance with customary restrictive covenants and her timely execution of a release of claims. Following the end of the consulting period, Ms. Woodworth will be eligible to receive the non-change in control severance payments and benefits provided under the Severance Plan.

Ms. Woodworth’s departure is not the result of any disagreement with the Company on any subject, including its operations, policies or practices.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 6, 2022, the Company issued a press release announcing Ms. Coddington’s appointment and Ms. Woodworth’s departure, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained or incorporated in this Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter by and between Ms. Coddington and the Registrant, dated June 6, 2022.

10.2	Transition and Consulting Agreement by and between Jill Woodworth and the Registrant, dated June 6, 2022.

99.1	Press Release Announcing Leadership Transition, dated June 6, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: June 6, 2022	By:	/s/ Hisao Kushi
Hisao Kushi
Chief Legal Officer and Secretary